FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):

CELLCEUTIX CORPORATION

Nevada	30-0565645

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

100 Cumming Center, Suite 151-B
Beverly, MA  01915

 (Address of principal executive offices and zip code)

(978)-633-3623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amended Form 8K, is filed to amend  the Form 8K filed February 2, 2011,  Item 5.02 referencing the  granting of options to our executive officers pursuant to the Company's 2010 Equity Incentive Plan.   This 8K amends the exercise price on the option awards granted to our executive officers, previously reported as exercisable at $.10 per share equal to the Fair Market Value of the Stock on the date of the grant, December 29, 2010 is now being amended as to the exercise price which is  $.11 per share equal to 110% of the  fair market value on the date of the grants, December 29, 2010.  The exhibited Employment Agreements with the Company and Leo Ehrlich, and Dr. Krishna Menon, have also been amended to reflect the corrected exercise price.

Item 5.02  Departure of  Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, the board of directors executed employment agreements with each of its Chief Executive Officer, Leo Ehrlich and its Chief Scientific Officer,  Krishna Menon respectively.  Both Agreements provide a three year term with each executive receiving an annual base salary of $350,000 per year commenicng January 1, 2011, with an annual increase of 10% for each year commenicng January 1, 2012.  In addition, the Company's Board of Directors awarded stock options pursuant to the Company's 2010 Equity Investment Plan to each executive officer  as follows:   Option Group A (which is comprised in its entirety of 18 million Shares exercisable at eleven  (0.11)  cents per share, 110% of the fair market value on the date of grant,  issued to each respectively,  and shall become vested and exercisable (i) as to 6 million Shares on December 29, 2010, (ii) as to 6 million Shares on June 31, 2011, and (iii) as to 6 million Shares on January 3, 2012.

 Item 8.01:  Other Events

On December 29, 2010 shareholders holding 51% of the Registrant’s outstanding common stock adopted and approved the 2010 Equity Incentive Plan and authorized an amendment to the Registrant’s Articles of Incorporation to authorize Class B common stock convertible into Class A common stock on a 1:1 basis, however the Class B Common Stock   shall entitle ten votes for each share of Class B Common Stock.   These actions will become effective 20 days after the Company  files an Information Statement with  the Securities & Exchange Commission on Form 14C and files an amendment to our Articles of Incorporation with the Secretary of State of Nevada to authorize the Class B Common Stock.

Item 9.01:  Financial Statements and Exhibits.

Exhibits

Exhibit 99.1   Employment Agreement with Leo Ehrlich, CEO
Exhibit 99-2   Employment Agreement with  Krishna Menon, CSO
Exhibit 99-3  2010 Equity Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date:  February 1, 2010

CELLCEUTIX CORPORATION

By:	/s/ Leo Ehrlich
Chief Executive Officer